                                                                    Exhibit 4(c)

================================================================================




                            HICKORY TECH CORPORATION





                                   $40,000,000




                      7.11% Senior Notes due April 1, 2012




                                 --------------


                             NOTE PURCHASE AGREEMENT

                                  -------------



                            Dated as of April 1, 1997



================================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)

SECTION     HEADING                                                      PAGE
Section 1. Authorization of Notes......................................   1

Section 2. Sale and Purchase of Notes..................................   1

Section 3. Closing.....................................................   2

Section 4. Conditions to Closing.......................................   2
         Section 4.1.  Representations and Warranties..................   2
         Section 4.2.  Performance; No Default.........................   2
         Section 4.3.  Compliance Certificates.........................   2
         Section 4.4.  Opinions of Counsel.............................   3
         Section 4.5.  Purchase Permitted By Applicable Law, Etc.......   3
         Section 4.6.  Sale of Other Notes.............................   3
         Section 4.7.  Payment of Special Counsel Fees.................   3
         Section 4.8.  Private Placement Number........................   3
         Section 4.9.  Changes in Corporate Structure..................   3
         Section 4.10. Completion of Acquisition.......................   3
         Section 4.11. Proceedings and Documents.......................   4

Section 5. Representations and Warranties of the Company...............   4
         Section 5.1.  Organization; Power and Authority...............   4
         Section 5.2.  Authorization, Etc..............................   4
         Section 5.3.  Disclosure......................................   4
         Section 5.4.  Organization and Ownership of Shares of
                       Subsidiaries; Affiliates........................   5
         Section 5.5.  Financial Statements............................   5
         Section 5.6.  Compliance with Laws, Other Instruments, Etc....   5
         Section 5.7.  Governmental Authorizations, Etc................   6
         Section 5.8.  Litigation; Observance of Agreements, Statutes
                       and Orders......................................   6
         Section 5.9.  Taxes...........................................   6
         Section 5.10. Title to Property; Leases.......................   7
         Section 5.11. Licenses, Permits, Etc..........................   7
         Section 5.12. Compliance with ERISA...........................   7
         Section 5.13. Private Offering by the Company.................   8
         Section 5.14. Use of Proceeds; Margin Regulations.............   8
         Section 5.15. Existing Debt; Future Liens.....................   8
         Section 5.16. Foreign Assets Control Regulations, Etc.........   9
         Section 5.17. Status under Certain Statutes...................   9
         Section 5.18. Environmental Matters...........................   9
         Section 5.19. Notes to Rank Pari Passu........................  10


Section 6. Representations of the Purchaser............................   10
         Section 6.1.  Purchase for Investment.........................   10
         Section 6.2.  Source of Funds.................................   10

Section 7. Information as to Company...................................   12
         Section 7.1.  Financial and Business Information..............   12
         Section 7.2.  Officer's Certificate...........................   14
         Section 7.3.  Inspection......................................   15

Section 8. Prepayment of the Notes.....................................   16
         Section 8.1.  Required Prepayments............................   16
         Section 8.2.  Optional Prepayments with Make-Whole Amount.....   16
         Section 8.3.  Change in Control...............................   16
         Section 8.4.  Allocation of Partial Prepayments...............   18
         Section 8.5.  Maturity; Surrender, Etc........................   19
         Section 8.6.  Purchase of Notes...............................   19
         Section 8.7.  Make-Whole Amount...............................   19

Section 9. Affirmative Covenants.......................................   20
         Section 9.1.  Compliance with Law.............................   20
         Section 9.2.  Insurance.......................................   21
         Section 9.3.  Maintenance of Properties.......................   21
         Section 9.4.  Payment of Taxes and Claims.....................   21
         Section 9.5.  Corporate Existence, Etc........................   21

Section 10. Negative Covenants.........................................   22
         Section 10.1. Transactions with Affiliates....................   22
         Section 10.2. Merger, Consolidation, Etc......................   22
         Section 10.3. Sale of Assets, Etc.............................   23
         Section 10.4. Liens...........................................   23
         Section 10.5. Consolidated Net Worth..........................   25
         Section 10.6. Limitations on Priority Debt....................   25
         Section 10.7. Consolidated Funded Debt to EBITDA Ratio........   25
         Section 10.8. Line of Business................................   25

Section 11. Events of Default..........................................   26

Section 12. Remedies on Default, Etc...................................   28
         Section 12.1. Acceleration....................................   28
         Section 12.2. Other Remedies..................................   29
         Section 12.3. Rescission......................................   29
         Section 12.4. No Waivers or Election of Remedies,
                       Expenses, Etc...................................   29

Section 13. Registration; Exchange; Substitution of Notes..............   29
         Section 13.1. Registration of Notes...........................   29
         Section 13.2. Transfer and Exchange of Notes..................   30


         Section 13.3. Replacement of Notes............................   30

Section 14. Payments on Notes..........................................   31
         Section 14.1. Place of Payment................................   31
         Section 14.2. Home Office Payment.............................   31

Section 15. Expenses, Etc..............................................   31
         Section 15.1. Transaction Expenses............................   31
         Section 15.2. Survival........................................   31

Section 16. Survival of Representations and Warranties; Entire
            Agreement..................................................   32

Section 17. Amendment and Waiver.......................................   32
         Section 17.1. Requirements....................................   32
         Section 17.2. Solicitation of Holders of Notes................   32
         Section 17.3. Binding Effect, Etc.............................   33
         Section 17.4. Notes Held by Company, Etc......................   33

Section 18. Notices....................................................   33

Section 19. Reproduction of Documents..................................   34

Section 20. Confidential Information...................................   34

Section 21. Substitution of Purchaser..................................   35

Section 22. Miscellaneous..............................................   35
         Section 22.1. Successors and Assigns..........................   35
         Section 22.2. Payments Due on Non-Business Days...............   35
         Section 22.3. Severability....................................   36
         Section 22.4. Construction....................................   36
         Section 22.5. Counterparts....................................   36
         Section 22.6. Governing Law...................................   36


SCHEDULE A        --     Information Relating To Purchasers

SCHEDULE B        --     Defined Terms

SCHEDULE 5.4      --     Subsidiaries of the Company and Ownership of
                         Subsidiary Stock

SCHEDULE 5.5      --     Financial Statements

SCHEDULE 5.7      --     Governmental Authorizations

SCHEDULE 5.15     --     Existing Indebtedness and Liens

EXHIBIT 1         --     Form of 7.11% Senior Note due April 1, 2012

EXHIBIT 4.4(a)-1  --     Form of Opinion of Special Counsel for the
                         Company

EXHIBIT 4.4(a)-2  --     Form of Opinion of Special Counsel for the
                         Company

EXHIBIT 4.4(b)    --     Form of Opinion of Special Counsel for the
                         Purchasers

                            HICKORY TECH CORPORATION
                              221 E. Hickory Street
                          Mankato, Minnesota 56002-3248


                      7.11% Senior Notes due April 1, 2012


                                                       Dated as of April 1, 1997

TO EACH OF THE PURCHASERS LISTED IN
 THE ATTACHED SCHEDULE A:

Ladies and Gentlemen:

         Hickory Tech Corporation, a Minnesota corporation (the "COMPANY"), agrees with you as follows:

SECTION 1.               AUTHORIZATION OF NOTES.

         The Company will authorize the issue and sale of $40,000,000 aggregate principal amount of its 7.11% Senior Notes due April 1, 2012 (the "NOTES", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Company. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "SCHEDULE" or an "EXHIBIT" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

SECTION 2.               SALE AND PURCHASE OF NOTES.

         Subject to the terms and conditions of this Agreement, the Company will issue and sell to you and you will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Company is entering into separate Note Purchase Agreements (the "OTHER AGREEMENTS") identical with this Agreement with each of the other purchasers named in Schedule A (the "OTHER PURCHASERS"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation thereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.

SECTION 3.               CLOSING.

         The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 W. Monroe Street, Chicago, Illinois 60603, at 11:00 a.m., Central time, at a closing (the "CLOSING") on April 8, 1997 or on such other Business Day thereafter on or prior to April 9, 1997 as may be agreed upon by the Company and you and the Other Purchasers. At the Closing the Company will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 144551001148 at First Bank National Association - Mankato, Minnesota, ABA 091000022. If at the Closing the Company shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such non fulfillment.

SECTION 4.               CONDITIONS TO CLOSING.

         Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

             SECTION 4.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

             SECTION 4.2. PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.1,
10.4 or 10.6 hereof had such Sections applied since such date.

             SECTION 4.3. COMPLIANCE CERTIFICATES.

           (a) OFFICER'S CERTIFICATE. The Company shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

           (b) SECRETARY'S CERTIFICATE. The Company shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.

             SECTION 4.4. OPINIONS OF COUNSEL. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) from Dorsey & Whitney LLP and Blethen, Gage & Krause, counsel for the Company, covering the matters set forth in Exhibits 4.4(a)-1 and 4.4(a)-2, respectively, and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to you) and (b) from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.

             SECTION 4.5. PURCHASE PERMITTED BY APPLICABLE LAW, ETC. On the date of the Closing your purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance
Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation G, T or X of the Board of Governors of the Federal Reserve System) and (c) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.

             SECTION 4.6. SALE OF OTHER NOTES. Contemporaneously with the Closing, the Company shall sell to the Other Purchasers, and the Other Purchasers shall purchase the Notes to be purchased by them at the Closing as specified in Schedule A.

             SECTION 4.7. PAYMENT OF SPECIAL COUNSEL FEES. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

             SECTION 4.8. PRIVATE PLACEMENT NUMBER. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

             SECTION 4.9. CHANGES IN CORPORATE STRUCTURE. The Company shall not have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in
Schedule 5.5.

            SECTION 4.10. COMPLETION OF ACQUISITION. The Company shall have consummated the Acquisition and shall have received all governmental and regulatory approvals and consents with respect thereto and all such approvals and consents shall be in full force and effect.

            SECTION 4.11. PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

SECTION 5.               REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company represents and warrants to you that:

             SECTION 5.1. ORGANIZATION; POWER AND AUTHORITY. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Other Agreements and the Notes and to perform the provisions hereof and thereof.

             SECTION 5.2. AUTHORIZATION, ETC. This Agreement and the Other Agreements and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by
(i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and
(ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

             SECTION 5.3. DISCLOSURE. The Company, through its agent, First Union Capital Markets Corp. has delivered to you and each Other Purchaser a copy of a Confidential Private Placement Memorandum, dated February 1997 (the "MEMORANDUM"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings delivered to you by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in
Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Except as disclosed in the Memorandum or in the financial statements listed in Schedule 5.5, since December 31, 1996, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum or in the other documents, certificates and other writings delivered to you by or on behalf of the Company specifically for use in connection with the transactions contemplated hereby.

             SECTION 5.4. ORGANIZATION AND OWNERSHIP OF SHARES OF SUBSIDIARIES; AFFILIATES. (a) Schedule 5.4 contains complete and correct lists (i) of the Company's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company's Affiliates, other than Subsidiaries, and (iii) of the Company's directors and senior officers.

           (b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien.

           (c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

           (d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

             SECTION 5.5. FINANCIAL STATEMENTS. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).

             SECTION 5.6. COMPLIANCE WITH LAWS, OTHER INSTRUMENTS, ETC. The execution, delivery and performance by the Company of this Agreement and the Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

             SECTION 5.7. GOVERNMENTAL AUTHORIZATIONS, ETC. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes or the consummation of the Acquisition other than the consents described on Schedule 5.7, all of which have been obtained and are in full force and effect.

             SECTION 5.8. LITIGATION; OBSERVANCE OF AGREEMENTS, STATUTES AND ORDERS. (a) There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

           (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

             SECTION 5.9. TAXES. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been determined by the Internal Revenue Service and paid for all fiscal years up to and including the fiscal year ended December 31, 1993.

            SECTION 5.10. TITLE TO PROPERTY; LEASES. The Company and its Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

            SECTION 5.11. LICENSES, PERMITS, ETC. (a) the Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;

           (b) to the best knowledge of the Company, no product of the Company infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and

           (c) to the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

            SECTION 5.12. COMPLIANCE WITH ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.

           (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

           (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

           (d) The expected post-retirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

           (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.

            SECTION 5.13. PRIVATE OFFERING BY THE COMPANY. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 80 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.

            SECTION 5.14. USE OF PROCEEDS; MARGIN REGULATIONS. The Company will apply the proceeds of the sale of the Notes to acquire eleven new exchanges from US WEST representing 12,400 access lines in northern Iowa and will use any excess proceeds for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 1% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 1% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

            SECTION 5.15. EXISTING DEBT; FUTURE LIENS. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of December 31, 1996, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

           (b) Neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.4.

            SECTION 5.16. FOREIGN ASSETS CONTROL REGULATIONS, ETC. Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

            SECTION 5.17. STATUS UNDER CERTAIN STATUTES. Neither the Company nor any Subsidiary is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended.

            SECTION 5.18. ENVIRONMENTAL MATTERS. Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:

                   (a) neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

                   (b) neither the Company nor any of its Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

                   (c) all buildings on all real properties now owned, leased or operated by the Company or any of its Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.19. NOTES TO RANK PARI PASSU. The obligations of the Company with respect to the Notes and all other obligations under this Agreement of the Company are direct and unsecured obligations of the Company ranking PARI PASSU as against the assets of the Company and PARI PASSU with all other present and future Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company (except to the extent that the foregoing is not true by virtue of, Liens expressly permitted by this Agreement securing other Debt insofar as such Debt represents a prior claim in respect of the property or assets secured by such permitted Lien).

SECTION 6.               REPRESENTATIONS OF THE PURCHASER.

             SECTION 6.1. PURCHASE FOR INVESTMENT. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, PROVIDED that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

             SECTION 6.2. SOURCE OF FUNDS. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "SOURCE") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:

                   (1) if you are an insurance company, the Source is your "insurance company general account" as defined in Department of Labor Prohibited Transaction Exemption PTE 95-60 (60 FR 35925), July 12, 1995 (hereinafter "PTE 95-60"), and in respect thereof you represent that there is no "employee benefit plan" (as defined in section 3(3) of ERISA and section 4975(e)(1) of the Code) established or maintained by the Company (and affiliates thereof as defined in section V(a)(1) of the PTE 95-60) with respect to which the amount of general account reserves and liabilities of all contracts held by or on behalf of such plan exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the National Association of Insurance Commissioners' Annual Statement filed with your state of domicile; or

                   (2) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Company in writing pursuant to this subparagraph (2), no employee benefit plan or group or plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

                   (3) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of
         Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this subparagraph (3); or

                   (4) the Source is a governmental plan; or

                   (5) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this subparagraph (5); or

                   (6) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

         If you indicate that you are relying on any representation contained in subparagraph (2), (3) or (5) above, the Company shall deliver on the Closing Date a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in Section 4975(e)(2) of the Code), with respect to any plan identified pursuant to paragraphs (2) or (5) above, or (ii) with respect to any plan identified pursuant to subparagraph (3) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to subparagraph (3) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan.

         As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 7.               INFORMATION AS TO COMPANY.

             SECTION 7.1. FINANCIAL AND BUSINESS INFORMATION. The Company shall deliver to each holder of Notes that is an Institutional Investor:

                   (a) QUARTERLY STATEMENTS -- promptly, and in any event, within 45 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:

                            (i) a consolidated balance sheet of the Company and
                  its Subsidiaries as at the end of such quarter, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter,setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, PROVIDED that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1 (a);

                   (b) ANNUAL STATEMENTS -- promptly, and in any event, within 120 days after the end of each fiscal year of the Company, duplicate copies of,

                            (i) a consolidated balance sheet of the Company and
                  its Subsidiaries, as at the end of such year, and

                           (ii) consolidated statements of income, changes in
                  shareholders' equity and cash flows of the Company and its Subsidiaries, for such year,

         setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

                                     (A) an opinion thereon of Olsen, Thielen &
                           Co., Ltd. or any other independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

                                     (B) a certificate of such accountants
                           stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit),

         PROVIDED that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission, together with the accountant's certificate described in clause (B) above, shall be deemed to satisfy the requirements of this Section 7.1(b);

                   (c) SEC AND OTHER REPORTS -- promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;

                   (d) NOTICE OF DEFAULT OR EVENT OF DEFAULT OR ACCELERATION OF NOTES -- promptly, and in any event within five days after a Responsible Officer becoming aware of (i) the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto or (ii) the acceleration of any Note pursuant to Section 12.1 hereof, a written notice setting forth the principal amount of each Note so accelerated, the name of the holder thereof and the circumstances surrounding such acceleration;

                   (e) ERISA MATTERS -- promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

                            (i) with respect to any Plan, any reportable event,
                  as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

                           (ii) the taking by the PBGC of steps to institute, or
                  the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

                          (iii) any event, transaction or condition that could
                  result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                   (f) NOTICES FROM GOVERNMENTAL AUTHORITY -- promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

                   (g) AUDIT REPORTS -- Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Subsidiary and any management letter received from such accountants; and

                   (h) REQUESTED INFORMATION -- with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes (including, without limitation, any data or information furnished to any other holder of Debt of the Company or any Subsidiary) as from time to time may be reasonably requested by any such holder of Notes.

             SECTION 7.2. OFFICER'S CERTIFICATE. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or
Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer setting forth:

                   (a) COVENANT COMPLIANCE -- the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.2 through
         Section 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

                   (b) EVENT OF DEFAULT -- a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

             SECTION 7.3. INSPECTION. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

                   (a) NO DEFAULT -- if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior written notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company's officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and

                   (b) DEFAULT -- if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.


SECTION 8.               PREPAYMENT OF THE NOTES.

             SECTION 8.1. REQUIRED PREPAYMENTS. On April 1, 2002 and on each April 1 thereafter to and including April 1, 2011, the Company will prepay $3,636,364.00 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, PROVIDED that any partial prepayment of the Notes pursuant to Section 8.2 shall be deemed to be applied first, to the amount of principal scheduled to remain unpaid on April 1, 2012, and then to the remaining scheduled principal payments under this Section 8.1 in inverse chronological order.

             SECTION 8.2. OPTIONAL PREPAYMENTS WITH MAKE-WHOLE AMOUNT. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 10% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this
Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

             SECTION 8.3.    CHANGE IN CONTROL.

           (a) NOTICE OF CHANGE IN CONTROL OR CONTROL EVENT. The Company will, within two Business Days after any Responsible Officer has knowledge of the occurrence of any Change in Control or Control Event, give written notice of such Change in Control or Control Event to each holder of Notes UNLESS notice in respect of such Change in Control (or the Change in Control contemplated by such Control Event) shall have been given pursuant to subparagraph (b) of this Section 8.3. If a Change in Control has occurred, such notice shall contain and constitute an offer to prepay Notes as described in subparagraph (c) of this Section 8.3 and shall be accompanied by the certificate described in subparagraph (g) of this Section 8.3.

           (b) CONDITION TO COMPANY ACTION. The Company will not take any action that consummates or finalizes a Change in Control unless (i) at least 30 Business Days prior to such action it shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (c) of this Section 8.3, accompanied by the certificate described in subparagraph (g) of this Section 8.3, and (ii) contemporaneously with such action, it prepays all Notes required to be prepaid in accordance with this Section 8.3.

           (c) OFFER TO PREPAY NOTES. The offer to prepay Notes contemplated by subparagraphs (a) and (b) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "HOLDER" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on a date specified in such offer (the "PROPOSED PREPAYMENT DATE"). If such Proposed Prepayment Date is in connection with an offer contemplated by subparagraph (a) of this Section 8.3, such date shall be not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the 45th day after the date of such offer).

           (d) ACCEPTANCE. A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance or rejection to be delivered to the Company at least 10 Business Days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.

           (e) PREPAYMENT. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date except as provided in subparagraph (f) of this Section 8.3

           (f) DEFERRAL PENDING CHANGE IN CONTROL. The obligation of the Company to prepay Notes pursuant to the offers required by subparagraph (b) and accepted in accordance with subparagraph (d) of this Section 8.3 is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made. In the event that such Change in Control does not occur on or prior to the Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until and shall be made on the date on which such Change in Control occurs. The Company shall keep each holder of Notes reasonably and timely informed of (i) any such deferral of the date of prepayment, (ii) the date on which such Change in Control and the prepayment are expected to occur, and (iii) any determination by the Company that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.3 in respect of such Change in Control shall be deemed rescinded).

           (g) OFFICER'S CERTIFICATE. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change in Control.

           (h) EFFECT ON REQUIRED PAYMENTS. The amount of each payment of the principal of the Notes made pursuant to this Section 8.3 shall be applied against and reduce each of the then remaining principal payments due pursuant to Section 8.1 by a percentage equal to the aggregate principal amount of the Notes so paid divided by the aggregate principal amount of the Notes outstanding immediately prior to such payment.

           (i) "CHANGE IN CONTROL" means any of the following events or circumstances:

         if any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a Group, other than the Current Management Group, become the "beneficial owners" (as such term is used in Rule 13d-3 under the Exchange Act as in effect on the date of the Closing), directly or indirectly, of more than 50% of the total voting power of all classes then outstanding of the Company's voting stock.

                  "CURRENT MANAGEMENT GROUP" shall mean and include any Group which includes, and is under the general direction and authority of, at least two of Robert Alton, David Christensen, Tom Borchert and Jon Anderson so long as such individuals continue to be employed in a managerial capacity by the Company.

                  "GROUP" shall mean any group of related persons constituting a "Group" for the purposes of Section 13(d) of the Exchange Act, or any successor provision.

           (j) CONTROL EVENT" means:

                   (i) the execution by the Company or any of its Subsidiaries or Affiliates of any agreement or letter of intent with respect to any proposed transaction or event or series of transactions or events which, individually or in the aggregate, may reasonably be expected to result in a Change in Control,

                  (ii) the execution of any written agreement which, when fully performed by the parties thereto, would result in a Change in Control, or

                 (iii) the making of any written offer by any person (as such term is used in section 13(d) and section 14(d)(2) of the Exchange Act as in effect on the date of the Closing) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the date of the Closing) to the holders of the common stock of the Company, which offer, if accepted by the requisite number of holders, would result in a Change in Control.

             SECTION 8.4. ALLOCATION OF PARTIAL PREPAYMENTS. In the case of each partial prepayment of the Notes pursuant to Section 8.1 or Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.

             SECTION 8.5. MATURITY; SURRENDER, ETC. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

             SECTION 8.6. PURCHASE OF NOTES. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of Sections 8.1, 8.2 and 8.3, and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

             SECTION 8.7. MAKE-WHOLE AMOUNT. The term "MAKE-WHOLE AMOUNT" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, PROVIDED that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

                  "CALLED PRINCIPAL" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to
         Section 12.1, as the context requires.

                  "DISCOUNTED VALUE" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

                  "REINVESTMENT YIELD" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "USD" of the Bloomberg Financial Markets Services Screen (or such other display as may replace page "USD" of the Bloomberg Financial Markets Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Remaining Average Life.

                  "REMAINING AVERAGE LIFE" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

                  "REMAINING SCHEDULED PAYMENTS" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, PROVIDED that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.

                  "SETTLEMENT DATE" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.


SECTION 9.               AFFIRMATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

             SECTION 9.1. COMPLIANCE WITH LAW. The Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA and all Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             SECTION 9.2. INSURANCE. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

             SECTION 9.3. MAINTENANCE OF PROPERTIES. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, PROVIDED that this Section shall not prevent the Company or any Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             SECTION 9.4. PAYMENT OF TAXES AND CLAIMS. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, PROVIDED that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or such Subsidiary has established reserves reasonably deemed by it to be adequate, on the books of the Company or such Subsidiary with respect thereto or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.

             SECTION 9.5. CORPORATE EXISTENCE, ETC. The Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Sections 10.2 and 10.3, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

SECTION 10.              NEGATIVE COVENANTS.

         The Company covenants that so long as any of the Notes are outstanding:

            SECTION 10.1. TRANSACTIONS WITH AFFILIATES. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except pursuant to the reasonable requirements of the Company's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

            SECTION 10.2. MERGER, CONSOLIDATION, ETC. The Company shall not, and shall not permit any Subsidiary to, consolidate with or merge with any other Person or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that a Subsidiary may (x) consolidate with or merge with, or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to, the Company or another Subsidiary and (y) convey, transfer or lease all of its assets in compliance with the provisions of Section 10.3), PROVIDED that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the conveyance, transfer or lease of substantially all of the assets of the Company in a single transaction or series of transactions to, any Person so long as:

                   (a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of the Company as an entirety, as the case may be, shall be a solvent corporation (the "SUCCESSOR") organized and existing under the laws of the United States or any State thereof (including the District of Columbia) and, if the Company is not such Successor, (i) such Successor shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement, the Other Agreements and the Notes and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting any such assumptions are enforceable in accordance with their terms and comply with the terms hereof; and

                   (b) at the time thereof and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

No such conveyance, transfer or lease of substantially all of the assets of the Company shall have the effect of releasing the Company or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.2 from its liability under this Agreement or the Notes.

            SECTION 10.3. SALE OF ASSETS, ETC. Except as permitted under
Section 10.2, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Disposition unless:

                   (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary; and

                   (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and

                   (c) immediately after giving effect to the Asset Disposition, the Disposition Value of all property that was the subject of any Asset Disposition occurring in the then current fiscal year would not exceed 15% of Consolidated Telephone Segment Assets or 50% of Consolidated Non-Telephone Segment Assets, as of the end of the fiscal quarter of the Company immediately preceding such Asset Disposition.

         If the Net Proceeds Amount for any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application within one year after such Transfer, then such Transfer, only for the purpose of determining compliance with subsection (c) of this Section 10.3 as of any date, shall be deemed not to be an Asset Disposition.

            SECTION 10.4. LIENS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property or asset (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any such Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom or assign or otherwise convey any right to receive income or profits (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to an agreement reasonably satisfactory to the Required Holders and the Company provides an opinion of independent counsel reasonably satisfactory to the Required Holders including, but not limited to, the legal, valid and binding nature of such agreement and the relative priority of such security interest, and, in any such case, the Notes shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Notes may be entitled under applicable law, of an equitable Lien on such property), except:

                   (a) Liens for taxes, assessments or other governmental charges which are not yet due and payable or the payment of which is not at the time required by Section 9.4;

                   (b) Liens of or resulting from any litigation or legal proceeding which are currently being contested in good faith by appropriate proceedings and for which the Company or such Subsidiary shall have set aside on its books adequate reserves with respect thereto;

                   (c) Liens on property or assets of any Subsidiary securing Debt owing to the Company or to any Wholly-Owned Subsidiary;

                   (d) Liens existing on the date of this Agreement and securing the Debt of the Company and its Subsidiaries referred to in items 1 and 2 of Schedule 5.15;

                   (e) any Lien created to secure all or any part of the purchase price, or to secure Debt incurred or assumed to pay all or any part of the purchase price or cost of construction, of tangible property (or any improvement thereon) acquired or constructed by the Company or a Subsidiary after the date of the Closing including Liens existing on fixed assets at the time of acquisition thereof or at the time of acquisition by the Company or a Subsidiary of any business entity then owing such fixed assets, whether or not such existing Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition, PROVIDED that

                            (i) any such Lien shall extend solely to the item or
                  items of such property (or improvement thereon) so acquired or constructed and, if required by the terms of the instrument originally creating such Lien, other property (or improvement thereon) which is an improvement to or is acquired for specific use in connection with such acquired or constructed property (or improvement thereon) or which is real property being improved by such acquired or constructed property (or improvement thereon),

                           (ii) the principal amount of the Debt secured by any
                  such Lien shall at no time exceed an amount equal to 100% of the Fair Market Value (as determined in good faith by the board of directors of the Company) of such property (or improvement thereon) at the time of such acquisition or construction, and

                          (iii) any such Lien shall be created contemporaneously
                  with, or within 120 days after, the acquisition or construction of such property;

                   (f) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, indemnity, surety or appeal bonds or other Liens of like general nature, in any such case not incurred in connection with the incurrence of Debt; PROVIDED that such Liens do not, individually or in the aggregate, materially impair the use of such property encumbered by any such Lien in the operation of the business of the Company and its Subsidiaries, taken as a whole, or the value of the property so encumbered for purposes of such business; PROVIDED FURTHER in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

                   (g) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Subsidiaries or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Subsidiaries, taken as a whole;

                   (h) any Lien renewing, extending or refunding any Lien permitted by paragraph (d) of this Section 10.4, PROVIDED that (i) the principal amount of Debt secured by such Lien immediately prior to such extension, renewal or refunding is not increased or the maturity thereof reduced, (ii) such Lien is not extended to any other property, and (iii) immediately after such extension, renewal or refunding no Default or Event of Default would exist; and

                   (i) other Liens not otherwise permitted by paragraphs (a) through (h) securing Debt of the Company or any Subsidiary permitted under Section 10.6.

For the purposes of this Section 10.4, any Person becoming a Subsidiary after the date of this Agreement shall be deemed to have incurred all of its then outstanding Liens at the time it becomes a Subsidiary, and any Person extending, renewing or refunding any Debt secured by any Lien shall be deemed to have incurred such Lien at the time of such extension, renewal or refunding.

            SECTION 10.5. CONSOLIDATED NET WORTH. The Company will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $34,000,000, plus (b) an aggregate amount equal to 40% of its aggregate Consolidated Net Earnings (but only if a positive number) for the period beginning on the date of Closing and ending at the end of the Company's most recently completed fiscal quarter.

            SECTION 10.6. LIMITATIONS ON PRIORITY DEBT. (a) The Company will not, at any time, permit Priority Debt to exceed 15% of Consolidated Net Worth.

           (b) Any corporation which becomes a Subsidiary after the date hereof shall for all purposes of this Section 10.6 be deemed to have created, assumed or incurred at the time it becomes a Subsidiary all Debt of such corporation existing immediately after it becomes a Subsidiary.

            SECTION 10.7. CONSOLIDATED FUNDED DEBT TO EBITDA RATIO. The Company shall not, at any time, permit the ratio of (i) Consolidated Funded Debt to (ii) EBITDA, to be greater than 3.00 to 1.00 determined, in the case of EBITDA, as of the end of each fiscal quarter for the period consisting of the immediately preceding four fiscal quarters, (each such rolling four fiscal quarter period being treated as a single accounting period).

            SECTION 10.8. LINE OF BUSINESS. The Company will not, and will not permit any of its Subsidiaries to, engage to any substantial extent in any business other than the businesses in which the Company and its Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

         In addition, the Company will not, and will not permit any of its Subsidiaries to, engage in any business if, as a result, Consolidated Telephone Segment Assets would be less than 51% of Consolidated Total Assets.

SECTION 11.              EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" shall exist if any of the following conditions or events shall occur and be continuing:

                   (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

                   (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

                   (c) the Company defaults in the performance of or compliance with any term contained in Sections 10.2 through 10.7; or

                   (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "NOTICE OF DEFAULT" and to refer specifically to this paragraph (d) of Section 11); or

                   (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any Material respect on the date as of which made; or

                   (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or
         (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000, or
         (y) one or more Persons have required the Company or any Subsidiary so to purchase or repay such Debt; or

                   (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

                   (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

                   (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 are rendered against one or more of the Company and its Subsidiaries and which judgments are not, within 45 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 45 days after the expiration of such stay; or

                   (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under Section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(v), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

SECTION 12.              REMEDIES ON DEFAULT, ETC.

            SECTION 12.1. ACCELERATION. (a) If an Event of Default with respect to the Company described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

           (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 25% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

           (c) If any Event of Default described in paragraph (a) or (b) of
Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to the Company, declare all the Notes held by it to be immediately due and payable.

         Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

            SECTION 12.2. OTHER REMEDIES. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

            SECTION 12.3. RESCISSION. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 76% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

            SECTION 12.4. NO WAIVERS OR ELECTION OF REMEDIES, EXPENSES, ETC. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

SECTION 13.              REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

            SECTION 13.1. REGISTRATION OF NOTES. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

            SECTION 13.2. TRANSFER AND EXCHANGE OF NOTES. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or his attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Company shall execute and deliver, at the Company's expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, PROVIDED that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Company regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, PROVIDED, that such entity may (in reliance upon information provided by the Company, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

            SECTION 13.3. REPLACEMENT OF NOTES. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

                   (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (PROVIDED that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or

                   (b) in the case of mutilation, upon surrender and cancellation thereof,

the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.              PAYMENTS ON NOTES.

            SECTION 14.1. PLACE OF PAYMENT. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Mankato, Minnesota at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

            SECTION 14.2. HOME OFFICE PAYMENT. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in
Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.

SECTION 15.              EXPENSES, ETC.

            SECTION 15.1. TRANSACTION EXPENSES. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby or the Notes. The Company will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).

            SECTION 15.2. SURVIVAL. The obligations of the Company under this
Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

SECTION 16.              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE
                       AGREEMENT.

         All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between you and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.              AMENDMENT AND WAIVER.

            SECTION 17.1. REQUIREMENTS. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

            SECTION 17.2. SOLICITATION OF HOLDERS OF NOTES.

           (a) SOLICITATION. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

           (b) PAYMENT. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.

            SECTION 17.3. BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "THIS AGREEMENT" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

            SECTION 17.4. NOTES HELD BY COMPANY, ETC. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

SECTION 18.              NOTICES.

         All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

                   (i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Company in writing,

                  (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

                 (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.


SECTION 19.              REPRODUCTION OF DOCUMENTS.

         This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.              CONFIDENTIAL INFORMATION.

         For the purposes of this Section 20, "CONFIDENTIAL INFORMATION" means information delivered to you by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of the Company or such Subsidiary, PROVIDED that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, PROVIDED that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20,
(iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such

Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

SECTION 21.              SUBSTITUTION OF PURCHASER.

         You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.              MISCELLANEOUS.

            SECTION 22.1. SUCCESSORS AND ASSIGNS. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

            SECTION 22.2. PAYMENTS DUE ON NON-BUSINESS DAYS. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.

            SECTION 22.3. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

            SECTION 22.4. CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

            SECTION 22.5. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

            SECTION 22.6. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Minnesota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

                                    * * * * *

         If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Company, whereupon the foregoing shall become a binding agreement between you and the Company.


                                       Very truly yours,

                                       HICKORY TECH CORPORATION


                                       By
                                         ----------------------------
                                       Its
                                          ---------------------------


The foregoing is hereby agreed to as of the date thereof.

[Variation]


By
  -------------------------------
Its
   ------------------------------

                                                              PRINCIPAL AMOUNT
         NAME AND ADDRESS                                      OF NOTES TO BE
           OF PURCHASER                                           PURCHASED



XXXX XXXX                                                         $X,X00,000
  XXXX XXXX
XXXX XXXX

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Hickory Tech Corporation, 7.11% Senior Notes due April 1, 2012, PPN 429060 A* 7, principal, premium or interest") to:

         XXXX Bank
         XXXX, XXXX
         ABA #XXXXXXXXX

         For credit to:  XXXXX XXXXX
                         Account #XXX-XXXXX

Notices

All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  41-XXXXXXX

                                  SCHEDULE A
                              (to Note Agreement)

                                  DEFINED TERMS

         As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

GENERAL PROVISIONS

         Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.

         Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

         "AFFILIATE" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "AFFILIATE" is a reference to an Affiliate of the Company.

         "ACQUISITION" shall mean the acquisition by the Company of eleven new exchanges from US WEST representing 12,400 access lines in northern Iowa pursuant to the Agreement for Purchase and Sale of Exchanges dated as of June 15, 1995 between Hickory Tech Corporation and US West Communications, Inc.

         "ASSET DISPOSITION" means any Transfer except:

                   (a) any Transfer from a Subsidiary to the Company or a Subsidiary so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and

                   (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or
         (ii) equipment, fixtures, supplies or materials

                                  SCHEDULE B
                         (to Note Purchase Agreement)
         no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete.

         "BUSINESS DAY" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Minneapolis, Minnesota or New York, New York are required or authorized to be closed.

         "CAPITAL LEASE" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP or, with respect to which the amount of the asset and liability thereunder as if so capitalized, should be disclosed in a note to the lessee's balance sheet.

         "CAPITAL LEASE OBLIGATION" means, with respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

         "CLOSING" is defined in Section 3.

         "CODE" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

         "COMPANY" means Hickory Tech Corporation, a Minnesota corporation.

         "CONFIDENTIAL INFORMATION" is defined in Section 20.

         "CONSOLIDATED NET WORTH" means, at any time stockholder's equity of the Company and its Subsidiaries as such amount would be shown on a consolidated balance sheet of the Company and its Subsidiaries as of such time prepared in accordance with GAAP.

         "CONSOLIDATED FUNDED DEBT" means, as of any date of determination, the total of all Funded Debt of the Company and its Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with GAAP.

         "CONSOLIDATED NET EARNINGS" for any period shall mean the gross revenues of the Company and its Subsidiaries for such period LESS all expenses and other proper charges, determined on a consolidated basis in accordance with GAAP after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

                   (a) any extraordinary gains or losses determined in accordance with GAAP; and

                   (b) net earnings of any business entity (other than a Subsidiary of the Company) in which the Company or any Subsidiary of the Company has an ownership interest unless such net earnings shall have actually have been received by the Company or a Subsidiary of the Company in the form of cash distributions.

         "CONSOLIDATED TOTAL ASSETS" shall mean, as of the date of any determination thereof, total assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP eliminating intercompany items.

         "CONSOLIDATED NON-TELEPHONE SEGMENT ASSETS" means the remainder of Consolidated Total Assets MINUS Consolidated Telephone Segment Assets.

         "CONSOLIDATED TELEPHONE SEGMENT ASSETS" means, as of any date of determination thereof, the sum of all assets of the Company and its Subsidiaries which are attributable to the telephone operations as determined on a consolidated basis in accordance with GAAP eliminating intercompany items, and including, but not limited to, those assets related to local exchange telephone services, fiber optic transport network, operator assistance, network tandem switching, switched and dedicated private line service, directory advertising, wireless communications, resale of long-distance and other services and internet services.

         "CONSOLIDATED TOTAL CAPITALIZATION" means, at any time, the sum of Consolidated Net Worth and Consolidated Funded Debt.

         "DEBT" means, with respect to any Person, without duplication,

                   (a) its liabilities for borrowed money;

                   (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

                   (c) its Capital Lease Obligations;

                   (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);

                   (e) all obligations of such Person in respect of acceptances or letters of credit or other credit enhancement instruments issued or created for the account of any such Person and reimbursement obligations in respect of credit enhancement instruments which are, in substance, financial guaranties;

                   (f) all Swaps of such Person; and

                   (g) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP, HOWEVER, Debt shall not include unfunded obligations relating to any Plan of such Person.

         "DEBT PREPAYMENT APPLICATION" means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt (any such Senior Funded Debt being herein referred to as "REVOLVING FUNDED DEBT")), PROVIDED THAT in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with Section 8.2 in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note. If any holder of a Note fails to accept such offer of prepayment, then, for purposes of the preceding sentence only, the Company nevertheless will be deemed to have paid Senior Funded Debt in an amount equal to the Ratable Portion for such Note. "RATABLE PORTION" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Senior Funded Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Funded Debt of the Company and its Subsidiaries other than Revolving Funded Debt.

         "DEFAULT" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

         "DEFAULT RATE" means that rate of interest that is the greater of
(i) 2.0% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The Chase Manhattan Bank N.A. in New York, New York as its "base" or "prime" rate.

         "DISPOSITION VALUE" means, at any time, with respect to any property

                   (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

                   (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

         "EBITDA" means, in respect of any period, the sum of (a) Consolidated Net Earnings for such period plus, to the extent deducted in the determination of Consolidated Net Earnings for such period, (b) Interest Charges, (c) taxes imposed on or measured by income or excess profits and (d) the amount of all depreciation and amortization allowances, in each case, of the Company and its Subsidiaries. For purposes of any determination of EBITDA pursuant to Section 10.7, (i) "EBITDA" (determined in a manner consistent with the immediately preceding sentence of this definition) which were earned in the period of determination by any business entity acquired by the Company or any of its Subsidiaries during such period of determination shall be included in any determination of "EBITDA", PROVIDED that there shall be a reasonable basis consistent with GAAP for the computation of such "EBITDA" and, concurrently with such determination, the Company shall have furnished to the holders of the Notes audited financial statements or other financial information reasonably satisfactory to the Required Holders with respect to such business entity demonstrating to the reasonable satisfaction of the Required Holders the basis for the including and computations of such "EBITDA" and (ii) "EBITDA" (determined in a manner consistent with the immediately preceding sentence of this definition) which were earned in the period of determination by any business entity divested by the Company or any of its Subsidiaries during such period shall be excluded from a determination of "EBITDA."

         "ENVIRONMENTAL LAWS" means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

         "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

         "EVENT OF DEFAULT" is defined in Section 11.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "FAIR MARKET VALUE" means, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

         "FUNDED DEBT" means, with respect to any Person, (i) all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date more than one year (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year) from, the date of the creation thereof
(ii) Capitalized Lease Obligations and (iii) any Guaranty of Funded Debt of others, PROVIDED, HOWEVER, that FUNDED DEBT shall not include, to the extent otherwise included therein, Debt outstanding under any credit line, revolving credit or similar agreement which Debt is fully paid (and not refinanced) for a period of not less than 30 consecutive days in the immediately preceding 12 calendar month period pursuant to the terms of such agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.

         "GOVERNMENTAL AUTHORITY" means

                   (a) the government of

                            (i) the United States of America or any State or
                  other political subdivision thereof, or

                           (ii) any jurisdiction in which the Company or any
                  Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

                   (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

         "GUARANTY" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

                   (a) to purchase such indebtedness or obligation or any property constituting security therefor;

                   (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

                   (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

                   (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

         "HAZARDOUS MATERIAL" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).

         "HOLDER" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to
Section 13.1.

         "INSTITUTIONAL INVESTOR" means (a) any original purchaser of a Note,
(b) any holder of a Note holding more than 5% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

         "INTEREST CHARGES" means, with respect to any period, all interest and all amortization of debt discount and expense on any particular Debt of the Company and its Subsidiaries (including, without limitation, payment-in-kind, zero coupon and other like securities) for which such calculations are being made, including imputed interest on Capital Leases and all fees and commissions for letters of credit and bankers' acceptance financings and the net interest costs of Swaps.

         "LIEN" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

         "MAKE-WHOLE AMOUNT" is defined in Section 8.7.

         "MATERIAL" means material in relation to the business, operations, affairs, financial condition, assets, properties or prospects of the Company and its Subsidiaries taken as a whole.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

         "MEMORANDUM" is defined in Section 5.3.

         "MINORITY INTERESTS" shall mean any shares of stock of any class of a Subsidiary of the Company (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more Subsidiaries of the Company. Minority Interests shall be valued by valuing Minority Interests constituting Preferred Stock at the voluntary or involuntary liquidating value of such Preferred Stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in Preferred Stock.

         "MULTIEMPLOYER PLAN" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "NET PROCEEDS AMOUNT" means, with respect to any Transfer of any Property by any Person, an amount equal to the DIFFERENCE of

                   (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, MINUS

                   (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

         "NOTES" is defined in Section 1.

         "OFFICER'S CERTIFICATE" means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

         "OTHER AGREEMENTS" is defined in Section 2.

         "OTHER PURCHASERS" is defined in Section 2.

         "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

         "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

         "PLAN" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

         "PREFERRED STOCK" means any class of capital stock of a corporation that is preferred over any other class of capital stock of such corporation as to the payment of dividends or the payment of any amount upon liquidation or dissolution of such corporation.

         "PRIORITY DEBT" shall mean as of the date of any determination thereof, the sum of (i) Debt of the Company or any Subsidiary secured by a Lien described in Section 10.4(i) PLUS (but without duplication) (ii) Debt of Subsidiaries.

         "PROPERTY" or "PROPERTIES" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

         "PROPERTY REINVESTMENT APPLICATION" means, with respect to any Transfer of property, the satisfaction of each of the following conditions:

                   (a) an amount equal to the Net Proceeds Amount with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (i), inclusive, of Section 10.4) and that

                            (i) constitutes property that is (x) property
                  classifiable under GAAP as non-current to the extent that such proceeds are derived from the transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (y) to be used in the ordinary course of business of the Company and the Subsidiaries, or

                           (ii) constitutes equity interests of a Person that
                  shall be, on or prior to the time of such acquisition, a Wholly-Owned Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

                   (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.3 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

         "QPAM EXEMPTION" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.

         "REQUIRED HOLDERS" means, at any time, the holders of at least 66-2/3% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

         "RESPONSIBLE OFFICER" means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

         "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time.

         "SECURITY" has the meaning set forth in section 2(1) of the Securities Act.

         "SENIOR FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.

         "SENIOR FUNDED DEBT" means (a) any Funded Debt of the Company which is not in any manner subordinated in right of payment or security in any respect to the Debt evidenced by the Notes and (b) any Funded Debt of any Subsidiary.

         "SUBSIDIARY" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

         "SUBSIDIARY STOCK" means, with respect to any Person, the stock (or any options or warrants to purchase stock or other Securities exchangeable for or convertible into stock) of any Subsidiary of such Person.

         "SWAPS" means, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Agreement, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

         "TRANSFER" means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any Transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, (a) the Disposition Value of any property subject to each such separate Transfer and (b) the amount of Consolidated Total Assets attributable to any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of, and the aggregate Consolidated Total Assets attributable to, all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

SECTION 5.4(a)(i) - SUBSIDIARIES

                 SUBSIDIARY                 NUMBER OF SHARES     JURISDICTION OF INCORPORATION
Mankato Citizens Telephone Company               429,714                  Minnesota

Mid-Communications, Inc.                          13,791                  Minnesota

Cable Network, Inc.                                3,000                  Minnesota

Amana Colonies Telephone Company                 100,000                  Minnesota

Computoservice, Inc. (a)                             560                  Minnesota

Collins Communications System Co.                 16,053                  Minnesota

Digital Techniques, Inc.                         477,057                    Texas

Crystal Communications, Inc.                       1,000                  Minnesota

Heartland Telecommunications
Company of Iowa                                    1,000                  Minnesota


All such subsidiaries are 100%-owned by Hickory Tech Corporation.

         (a) Includes a wholly owned subsidiary, National Independent Billing, Inc., a Minnesota corporation


SECTION 5.4(a)(ii) -- AFFILIATES OTHER THAN SUBSIDIARIEs

                                     -None-

                                  SCHEDULE 5.4
                          (to Note Purchase Agreement)

SECTION 5.4(a)(iii) -- DIRECTORS AND SENIOR OFFICERS OF COMPANy

                                    DIRECTORS

                              Robert D. Alton, Jr.
                                Lyle T. Bosacker
                                 Robert K. Else
                                James H. Holdrege
                                Lyle G. Jacobson
                              R. Wynn Kearney, Jr.
                                Starr J. Kirklin
                              Brett M. Taylor, Jr.

                                    OFFICERS
                   Robert D. Alton, Jr. - Chairman, President
                           and Chief Executive Officer
                        Jon L. Anderson - Vice President
                       Thomas R. Borchert - Vice President
                  David A. Christensen - Vice President, Chief
                   Financial Officer, Treasurer and Secretary
                         Mary T. Jacobs - Vice President
                       Bruce H. Malmgren - Vice President
                        David H. Rowley - Vice President

The financial statements delivered to each purchaser:


DELIVERED IN CONJUNCTION WITH CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM

                  Annual Report for Year ended December 31, 1995

                  SEC Form 10-K for Year ended December 31, 1995


DELIVERED SUBSEQUENT TO PURCHASER'S BID ACCEPTANCE:

                  Annual Report for Year ended December 31, 1996


                                  SCHEDULE 5.5
                          (to Note Purchase Agreement)

                           GOVERNMENTAL AUTHORIZATIONS

On May 30, 1996, the Iowa Utilities Board approved the Acquisition.

On June 25, 1996, the South Dakota Public Utilities Commission approved the Acquisition.

On September 9, 1996, the Minnesota Public Utilities Commission approved the Acquisition.

(Note:  three states were involved because of customer location)

On February 14, 1997, the Federal Communications Commission approved an application in connection with the Acquisition, and this constituted final regulatory approval.

On March 4, 1997 the Federal Trade Commission ruled on the Premerger Notification filing (Hart-Scott-Rodino Antitrust Act) in connection with the Acquisition and granted authorization without comment.

                                  SCHEDULE 5.7
                          (to Note Purchase Agreement)

                    HICKORY TECH CORPORATION AND SUBSIDIARIES
                    DEBT DESCRIPTIONS FOLLOWED BY COLLATERAL

                             Amounts as of 12/31/96

                See following excerpt from 12/31/96 Annual Report


NOTE 6 - DEBT

Long-term debt consists of the following:

           (DOLLARS IN THOUSANDS)            1996                1995
                                             ----                ----
1.    Notes Payable to Rural Utilities
      Service, 2% Due November 2003           $ 935             $1,119

2.    Notes Payable to Rural Telephone
      Bank, 4% Due April 2007                   154                174
                                              -----             ------

TOTAL                                         1,089              1,293

Less Current Maturities                         212                206
                                              -----             ------
Long-Term Debt                                $ 887             $1,087
                                              =====             ======


The collateral for the notes payable to the Rural Utilities Service (RUS) and the Rural Telephone Bank (RTB) is exclusively the property, plant and equipment of Mid-Communications, Inc.

Annual requirements for principal payments for the four years subsequent to 1997 are as follows: 1998 -- $217,100; 1999 -- $222,900; 2000 -- $229,800 and
2001 -- $237,700.

In July, 1996, the Company secured a $10 million line of credit arrangement with a local bank. This line of credit will be used for general corporate purposes including interim financing for acquisitions. The line of credit provides for borrowing at a variable annual rate of LIBOR plus 1.5%. There are no material compensating balances or commitment fee requirements under this arrangement.

                                  SCHEDULE 5.15
                          (to Note Purchase Agreement)

                                 [FORM OF NOTE]

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND CANNOT BE RESOLD EXCEPT PURSUANT TO REGISTRATION UNDER SAID ACT AND ANY NECESSARY STATE SECURITIES LAWS OR AN EXEMPTION THEREFROM.

                            HICKORY TECH CORPORATION


                       7.11% SENIOR NOTE DUE APRIL 1, 2012

No. [_________]                                                           [Date]
$[____________]                                                  PPN 429060 A* 7

         FOR VALUE RECEIVED, the undersigned, Hickory Tech Corporation (herein called the "COMPANY"), a corporation organized and existing under the laws of the State of Minnesota, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] DOLLARS on April 1, 2012 with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.11% per annum from the date hereof, payable semiannually, on the first day of April and October in each year, commencing with the April or October next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.11% or (ii) 2.00% over the rate of interest publicly announced by The Chase Manhattan Bank N.A. from time to time in New York, New York as its "base" or "prime" rate.

         Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in Mankato, Minnesota or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.

         This Note is one of a series of Senior Notes (herein called the "NOTES") issued pursuant to separate Note Purchase Agreements, dated as of April 1, 1997 (as from time to time amended, the "NOTE PURCHASE AGREEMENTS"), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements PROVIDED that such holder may (in reliance upon information provided by the Company, which shall not be

                                   EXHIBIT 1
                          (to Note Purchase Agreement)
unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.

         This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

         The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.

         If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.

         This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Minnesota excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.


                                       HICKORY TECH CORPORATION


                                       By
                                         ----------------------------

                                         ----------------------------
                                                    [Title]

                                   EXHIBIT 1-2

                       FORM OF OPINION OF SPECIAL COUNSEL
                                 TO THE COMPANY


         The closing opinion of _______________________, counsel for the Company which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in scope and form to you and the Other Purchasers and shall be to the effect that:


                                  EXHIBIT 4.4(a)
                          (to Note Purchase Agreement)

                       FORM OF OPINION OF SPECIAL COUNSEL
                                TO THE PURCHASERS

         The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to you and the Other Purchasers, shall be satisfactory in form and substance to you and the Other Purchasers and shall be to the effect that:

                    1. The Company is a corporation validly existing and in good standing under the laws of the State of Minnesota, and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.

                    2. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    3. The Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

                    4. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

         The opinion of Chapman and Cutler shall also state that the opinion of Dorsey & Whitney LLP and Blethen, Gage & Krause, counsel for the Company, is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, you and the Other Purchasers are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of the Company from, the Secretary of State and the By-laws of the Company.

         With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company, the Other Purchasers and you delivered in connection with the issuance and sale of the Notes. The opinion of Chapman and Cutler may be limited to the laws of the State of Illinois, and the Federal laws of the United States.

                                                                   Exhibit 10(d)
                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (this "Agreement") is entered into as of the 25th day of June, 1998, by and between Hickory Tech Corporation, a Minnesota corporation (the "Company"), and Robert D. Alton (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has heretofore devoted substantial skill and effort to the affairs of the Company, and the Board of Directors of the Company desires to recognize the significant personal contribution that the Executive has made to further the best interests of the Company; and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders to continue to obtain the benefits of the Executive's services and attention to the affairs of the Company, and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders to provide inducement for the Executive (1) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company and (2) to remain in the service of the Company in the event of any threatened or anticipated change in control of the Company; and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders that the Executive be in a position to make judgments and take actions with respect to proposed change in control of the Company without regard to the possibility that his or her employment may be terminated without compensation in the event of certain changes in control of the Company; and

         WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company; and

         WHEREAS, for the reasons set forth above, the Company and the Executive desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the facts recited above and the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

1. RIGHT TO PAYMENT. If (A) the Executive's employment with the Company or its Successor is terminated within three (3) years following an Event (as defined in Paragraph 2 below) for any reason other than a reason permitted in Paragraph 3 below, or (B) the Executive voluntarily terminates his or her employment within a period of thirty (30) days following the first anniversary of an Event, then the Executive shall be entitled to receive the Benefits set out in Paragraph 4 below. If a subsequent Event occurs, and if the Executive did not receive Benefits under this Agreement as a result of any prior Event, the three (3) year period shall be renewed upon the occurrence of each subsequent Event and the other provisions of this Agreement shall be applied accordingly.

2.   CHANGE OF CONTROL EVENTS. An "Event" shall be deemed to have occurred if:

         (a) A majority of the directors of the Company shall be persons other than persons

                   (1) for whose election proxies shall have been solicited by the Board of Directors of the

                       Company; or

                   (2) who are then serving as directors and who were initially appointed or elected by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal), or to fill newly created directorships created by the Board of Directors; provided, however, that a person shall not be deemed to be a director subject to clause (1) or (2), above, if his or her initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company.

         (b) 30% or more of the outstanding voting stock of the Company or all or substantially all of the assets or stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, or any successor rule thereto), directly or indirectly, by any Person (other than by the Company, a subsidiary of the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or by the Employee or a group of persons, including the Employee, acting in concert) or group of Persons, acting in concert, whether by acquisition of assets, merger, consolidation, statutory share exchange (other than a merger, consolidation or statutory share exchange described in clause (c)(i) or (ii), below), tender offer, exchange offer, or otherwise;

         (c) The Company is merged into or consolidated with another corporation (other than a subsidiary of the Company) on a statutory share exchange for the Company's outstanding voting stock of any class is consummated unless (i) a majority of the voting power of the voting stock of the surviving corporation is, immediately following the merger, consolidation or statutory share exchange, beneficially owned, directly or indirectly, by the Employee (or a group of Persons, including the Employee, acting in concert) or (ii) immediately following the merger, consolidation or statutory share exchange, more than 70% of the voting power of the voting stock of the surviving corporation is beneficially owned, directly or indirectly, by the persons who beneficially owned voting stock of the Company immediately prior to such merger, consolidation or statutory share exchange in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such merger, consolidation or statutory share exchange; or

         (d) The shareholders of the Company approve the complete liquidation or dissolution of the Company.

3. TERMINATION NOT ENTITLING EXECUTIVE TO BENEFITS. The Executive shall not be entitled to the Benefits set out in Paragraph 4 if his or her employment is terminated during the three (3) year period following an Event for any of the following reasons:

         (a)  DEATH. The Executive's death.

         (b) DISABILITY. The Executive's disability. "Disability" shall mean the inability of the Executive to perform the duties and responsibilities of his or her employment by reasons of illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of one hundred eighty (180) calendar days or more. A period of inability shall be "uninterrupted" unless and until the Executive returns to full-time work for a continuous period of at least thirty (30) out of thirty-two (32) business days.

                  (1) The determination of whether the Executive is suffering from a "disability" as defined herein shall be made in the first instance by the Executive's treating physician. At the Company's sole discretion, however, the Company can request that the Executive be examined by a physician of the Company's own choosing. If the physician chosen by the Company disagrees with the determination made by the Executive's treating physician, then the Company and Executive shall jointly pick a third physician whose determination shall be conclusive and binding.

                  (2) The Executive agrees to make himself or herself available for and to submit to examinations by such physicians as may be requested by the Company. The Executive's failure to submit to examinations by such physicians as may be requested by the Company shall disqualify Executive from receiving Benefits under this Agreement.

         (c) VOLUNTARY TERMINATION. The Executive's voluntary retirement or voluntary termination of employment. However, the Executive's retirement or termination of employment shall not be considered voluntary if, following the Event, one or more of the following has occurred (unless the Executive has expressly consented thereto in writing):

                   (1) There has been a failure to provide the Executive with substantially equivalent reporting responsibilities, titles, offices or positions, or Executive has been removed from, or has not been re-elected to, any of such positions, which has the effect of materially diminishing the Executive's responsibility or authority;

                   (2) There has been a failure to provide the Executive with substantially equivalent (or greater) salary or other remuneration or fringe benefits;

                   (3) There has been a failure to provide the Executive with substantially equivalent office space, furniture, secretarial or administrative support, or other working conditions, or

                   (4) Executive has been required to perform his or her
                       services in an area other than the Executive's regularly assigned geographical location at the time of the Event, or to do substantially more job related traveling.


         (d) INVOLUNTARY TERMINATION FOR CAUSE. The Executive's involuntary termination "for cause." "For cause" shall mean:

                   (1) A persistent failure by the Executive to perform the
                       duties and responsibilities of his or her job, which failure is willful and deliberate on the Executive's part and is not remedied within a reasonable period of time after the Executive's receipt of written notice from the Company or its Successor specifying the act or omission constituting such failure;

                   (2) An act or acts of dishonesty undertaken by the Executive and intended to result in substantial gain or personal enrichment of the Executive at the expense of the Company or its Successor;

                   (3) Unlawful conduct or gross misconduct that is willful and deliberate on the Executive's part and that, in either event, is materially injurious to the Company or its Successor; or

                   (4) The conviction of the Executive of a felony.

         (e) SUBSEQUENT OCCURRENCES. If the Executive's employment is terminated under circumstances in which Executive would be entitled to Benefits as defined in Paragraph 4, and thereafter there is an occurrence that would have justified the termination of the Executive's employment with no entitlement to Benefits (such as the Executive's death, disability, voluntary termination, or involuntary termination for cause [all as defined above in this Paragraph]), that subsequent occurrence shall not disqualify the Executive (or the Executive's legal representative) from receiving or continuing to receive the Benefits provided under this Agreement.

4. BENEFITS. If the Executive's employment is terminated under circumstances entitling the Executive to Benefits, the Executive shall receive the following:

         (a) LUMP SUM PAYMENT. The Executive shall be entitled to a lump sum cash payment in the amount of One Month's Salary times 35.88. One Month's Salary shall be determined by taking the Executive's highest annual compensation for a calendar year (including salary, bonuses, and other incentive payments) during the five-year period prior to the Executive's termination and dividing that amount by twelve (12). This lump sum payment shall be made by the Company or its Successor at the time of the Executive's termination of employment, and shall be subject to withholding of all taxes and other amounts required by law to be withheld or paid to others.

         (b) In the event it shall be determined that any payment or distribution by the Company or other amount with respect to the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (a "Payment"), is (or will be) subject to the excise tax imposed by Section 280G of the Internal Revenue Code or any interest or penalties are (or will be) incurred by the Executive with respect to the excise tax imposed by Section 280G of the Internal Revenue Code with respect to the Company (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") from the Company in an amount equal to the sum of the Excise Tax and an amount sufficient to pay the cumulative Excise Tax and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the net amount retained by the Executive is equal to all payments received pursuant to the terms of this Agreement or otherwise (prior to income taxes with respect to such payments).

         (c) All determinations required to be made to determine whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that at any time relevant to this Agreement the Accounting Firm is serving as accountant or auditor for the individual, entity or group or Person effecting the Change in Control, the executive shall appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the "Accounting Firm" hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined in accordance with this Section, shall be paid by the Company to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

         (d) CONTINUED INSURANCE COVERAGE. The Executive shall be entitled to continuation of his or her Company-provided insurance coverage (health, life, dental, accidental death and dismemberment, and any other applicable health and welfare benefit programs excluding short and long-term disability) for 2.99 years after the Executive's employment termination, at the same levels and coverages and on the same terms and conditions as if the Executive were still an active employee of the Company or its Successor throughout such period, including the right (if provided to active employees) to elect spousal or family coverage. In the event that the participation of the Executive in any such insurance plan or program is barred, the Company or its Successor, at its sole cost and expense, shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise be entitled to receive under such plans and programs. Notwithstanding the foregoing, however, the Company or its Successor shall not be required to provide any continuation coverage under this subparagraph 4(b) to the extent that such coverage is duplicative of any coverage the Executive is receiving under any other policy provided at the expense of the Company or another employer.

5. BENEFITS OFFSET BY OTHER SEVERANCE PAYMENTS. The lump sum payment provided in subparagraph 4(a) shall be in addition to any salary or other remuneration otherwise payable to the Executive on account of the Executive's employment by the Company or its Successor. This payment shall be in lieu of any severance payments under any other agreement resulting from his or her termination of employment with the Company or its Successor, and any payments the Executive receives pursuant to any individual income continuation agreements between the Company or its Successor and the Executive.

6. NO DUTY TO MITIGATE. The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Paragraph 4 by seeking other employment or otherwise, nor (except as specifically provided in subparagraph 4(d) and paragraphs 5 above) shall the amount of any payment or other benefit provided for in Paragraph 4 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Executive's employment termination.

7.   DEFINITION OF CERTAIN TERMS.

         (a) SUCCESSOR. "Successor" means any Person that succeeds to the business of the Company through merger, consolidation, or acquisition, including any Person acquiring all or substantially all of the assets or stock of the Company.

         (b) PERSON. "Person" means an individual, partnership, corporation, estate, trust, or other entity.

8.       SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors, and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge, or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its Successor.

         (b) The Company will require any Successor, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

9. ATTORNEYS' FEES, COSTS AND INTEREST. If the Executive (or the Executive's legal representative) successfully challenges, in whole or in part, the refusal of the Company or its Successor to provide Benefits under this Agreement or to abide by any other provision of this Agreement, then the Company or its Successor shall pay to the Executive (or the Executive's legal representative):

         (a) All legal fees, costs, disbursements, and expenses incurred as a result of the refusal to provide Benefits or to abide by the other provisions of the Agreement; and

         (b) Interest on any funds (or on the fair market value of any benefits) that were wrongfully withheld by the Company or its Successor, calculated by reference to the prime rate as in effect during the applicable period.

10. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

11. NOTICES. All notices, requests, and demands given to or made pursuant hereto shall be in writing and be either hand-delivered or mailed to any such party at its address which:

         (a)  In the case of the Company shall be:

                  Hickory Tech Corporation
                  221 East Hickory Street
                  P.O. Box 3248
                  Mankato, MN  56002-3248

         (b)  In the case of the Executive shall be:

                  Robert D. Alton
                  228 Mayan Way
                  Mankato, MN  56001

         Either party may, by notice hereunder, designate a changed address. Any notice, if properly addressed and sent prepaid by registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner. Any notice sent regular mail or hand-delivered shall be deemed received when it is actually received by the other party.

12. SEVERABILITY. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other portions of this Agreement, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable.

13. INCENTIVE COMPENSATION PLAN AND STOCK OPTIONS. In the case of a payment being due as described in Paragraph 1, the Executive's benefits under the HTC Executive Incentive Plan, and any outstanding stock options or awards issued to the Executive (including restricted stock and performance shares), shall immediately become fully vested.

14.  AMENDMENT OR TERMINATION OF THIS AGREEMENT.

         (a) PRIOR TO THE OCCURRENCE OF AN EVENT. Prior to the occurrence of an Event, the Company, by resolution of the Compensation Committee of the Board of Directors, has the unilateral power to amend or terminate this Agreement at any time and for any reason, and may do so without the Executive's consent. Notwithstanding the foregoing, however:

                   (1) No such amendment or termination of this Agreement shall be effective with respect to the Executive until two weeks following the date that Executive is provided with written notice of the change.

                   (2) No such amendment or termination of this Agreement shall be effective with respect to the Executive, unless otherwise agreed by the Executive, if an Event occurs during the one-year period following the date of adoption of the resolution amending or terminating this Agreement.

         (b) AFTER THE OCCURRENCE OF AN EVENT. After the occurrence of an Event, the Company, by resolution of the Compensation Committee of the Board of Directors, can amend or terminate this Agreement, but no such amendment or termination of this Agreement shall be effective unless the Executive consents thereto in writing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set out above.


EXECUTIVE                              HICKORY TECH CORPORATION



                                       By:
------------------------------            ----------------------------
Name                                      Its:
                                              ------------------------

                                                                  Exhibit 10(e)

Exhibit 10(e) note: There were Change in Control Agreements executed identical to the agreement filed herewith between registrant and the following six officers Jon L. Anderson, David A. Christensen, John W. Finke, Mary T. Jacobs, F. Ernest Lombard and Bruce H. Malmgren.

                           CHANGE OF CONTROL AGREEMENT

         This Change of Control Agreement (this "Agreement") is entered into as of the 25th day of June, 1998, by and between Hickory Tech Corporation, a Minnesota corporation (the "Company"), and Jon L. Anderson (the "Executive").

                                   WITNESSETH:

         WHEREAS, the Executive has heretofore devoted substantial skill and effort to the affairs of the Company, and the Board of Directors of the Company desires to recognize the significant personal contribution that the Executive has made to further the best interests of the Company; and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders to continue to obtain the benefits of the Executive's services and attention to the affairs of the Company, and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders to provide inducement for the Executive (1) to remain in the service of the Company in order to facilitate an orderly transition in the event of a change in control of the Company and (2) to remain in the service of the Company in the event of any threatened or anticipated change in control of the Company; and

         WHEREAS, it is desirable and in the best interests of the Company and its stockholders that the Executive be in a position to make judgments and take actions with respect to proposed change in control of the Company without regard to the possibility that his or her employment may be terminated without compensation in the event of certain changes in control of the Company; and

         WHEREAS, the Executive desires to be protected in the event of certain changes in control of the Company; and

         WHEREAS, for the reasons set forth above, the Company and the Executive desire to enter into this Agreement.

         NOW, THEREFORE, in consideration of the facts recited above and the mutual covenants and agreements contained herein, the Company and the Executive agree as follows:

2. RIGHT TO PAYMENT. If (A) the Executive's employment with the Company or its Successor is terminated within three (3) years following an Event (as defined in Paragraph 2 below) for any reason other than a reason permitted in Paragraph 3 below, or (B) the Executive voluntarily terminates his or her employment within a period of thirty (30) days following the first anniversary of an Event, then the Executive shall be entitled to receive the Benefits set out in Paragraph 4 below. If a subsequent Event occurs, and if the Executive did not receive Benefits under this Agreement as a result of any prior Event, the three (3) year period shall be renewed upon the occurrence of each subsequent Event and the other provisions of this Agreement shall be applied accordingly.

3.   CHANGE OF CONTROL EVENTS. An "Event" shall be deemed to have occurred if:

         (b) A majority of the directors of the Company shall be persons other than persons

                   (2) for whose election proxies shall have been solicited by the Board of Directors of the Company; or

                   (3) who are then serving as directors and who were initially appointed or elected by the

                       Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal), or to fill newly created directorships created by the Board of Directors; provided, however, that a person shall not be deemed to be a director subject to clause (1) or (2), above, if his or her initial assumption of office occurs as a result of an actual or threatened election contest with respect to the threatened election or removal of directors (or other actual or threatened solicitation of proxies or consents) by or on behalf of any person other than the Board of Directors of the Company.

         (d) 30% or more of the outstanding voting stock of the Company or all or substantially all of the assets or stock of the Company is acquired or beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934, as amended, or any successor rule thereto), directly or indirectly, by any Person (other than by the Company, a subsidiary of the Company, an employee benefit plan (or related trust) sponsored or maintained by the Company or one or more of its subsidiaries, or by the Employee or a group of persons, including the Employee, acting in concert) or group of Persons, acting in concert, whether by acquisition of assets, merger, consolidation, statutory share exchange (other than a merger, consolidation or statutory share exchange described in clause (c)(i) or (ii), below), tender offer, exchange offer, or otherwise;

         (e) The Company is merged into or consolidated with another corporation (other than a subsidiary of the Company) on a statutory share exchange for the Company's outstanding voting stock of any class is consummated unless (i) a majority of the voting power of the voting stock of the surviving corporation is, immediately following the merger, consolidation or statutory share exchange, beneficially owned, directly or indirectly, by the Employee (or a group of Persons, including the Employee, acting in concert) or (ii) immediately following the merger, consolidation or statutory share exchange, more than 70% of the voting power of the voting stock of the surviving corporation is beneficially owned, directly or indirectly, by the persons who beneficially owned voting stock of the Company immediately prior to such merger, consolidation or statutory share exchange in substantially the same proportion as their ownership of the voting stock of the Company immediately prior to such merger, consolidation or statutory share exchange; or

         (e) The shareholders of the Company approve the complete liquidation or dissolution of the Company.

4. TERMINATION NOT ENTITLING EXECUTIVE TO BENEFITS. The Executive shall not be entitled to the Benefits set out in Paragraph 4 if his or her employment is terminated during the three (3) year period following an Event for any of the following reasons:

         (b)  DEATH. The Executive's death.

         (c) DISABILITY. The Executive's disability. "Disability" shall mean the inability of the Executive to perform the duties and responsibilities of his or her employment by reasons of illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of one hundred eighty (180) calendar days or more. A period of inability shall be "uninterrupted" unless and until the Executive returns to full-time work for a continuous period of at least thirty (30) out of thirty-two (32) business days.

                   (2) The determination of whether the Executive is suffering from a "disability" as defined herein shall be made in the first instance by the Executive's treating physician. At the Company's sole discretion, however, the Company can request that the Executive be examined by a physician of the Company's own choosing. If the physician chosen by the Company disagrees with the determination made by the Executive's treating physician, then the Company and Executive shall jointly pick a third physician whose determination shall be conclusive and binding.

                   (3) The Executive agrees to make himself or herself available for and to submit to examinations by such physicians as may be requested by the Company. The Executive's failure to submit to examinations by such physicians as may be requested by the Company shall disqualify Executive from receiving Benefits under this Agreement.

         (d) VOLUNTARY TERMINATION. The Executive's voluntary retirement or voluntary termination of employment. However, the Executive's retirement or termination of employment shall not be considered voluntary if, following the Event, one or more of the following has occurred (unless the Executive has expressly consented thereto in writing):

                   (2) There has been a failure to provide the Executive with substantially equivalent reporting responsibilities, titles, offices or positions, or Executive has been removed from, or has not been re-elected to, any of such positions, which has the effect of materially diminishing the Executive's responsibility or authority;

                   (3) There has been a failure to provide the Executive with substantially equivalent (or greater) salary or other remuneration or fringe benefits;

                   (4) There has been a failure to provide the Executive with substantially equivalent office space, furniture, secretarial or administrative support, or other working conditions, or

                   (5) Executive has been required to perform his or her
                       services in an area other than the Executive's regularly assigned geographical location at the time of the Event, or to do substantially more job related traveling.

         (e) INVOLUNTARY TERMINATION FOR CAUSE. The Executive's involuntary termination "for cause." "For cause" shall mean:

                   (2) A persistent failure by the Executive to perform the
                       duties and responsibilities of his or her job, which failure is willful and deliberate on the Executive's part and is not remedied within a reasonable period of time after the Executive's receipt of written notice from the Company or its Successor specifying the act or omission constituting such failure;

                   (3) An act or acts of dishonesty undertaken by the Executive and intended to result in substantial gain or personal enrichment of the Executive at the expense of the Company or its Successor;

                   (4) Unlawful conduct or gross misconduct that is willful and deliberate on the Executive's part and that, in either event, is materially injurious to the Company or its Successor; or

                   (5) The conviction of the Executive of a felony.

         (f) SUBSEQUENT OCCURRENCES. If the Executive's employment is terminated under circumstances in which Executive would be entitled to Benefits as defined in Paragraph 4, and thereafter there is an occurrence that would have justified the termination of the Executive's employment with no entitlement to Benefits (such as the Executive's death, disability, voluntary termination, or involuntary termination for cause [all as defined above in this Paragraph]), that subsequent occurrence shall not disqualify the Executive (or the Executive's legal representative) from receiving or continuing to receive the Benefits provided under this Agreement.

5. BENEFITS. If the Executive's employment is terminated under circumstances entitling the Executive to Benefits, the Executive shall receive the following:

         (b) LUMP SUM PAYMENT. The Executive shall be entitled to a lump sum cash payment in the amount of One Month's Salary times 24. One Month's Salary shall be determined by taking the Executive's highest annual compensation for a calendar year (including salary, bonuses, and other incentive payments) during the five-year period prior to the Executive's termination and dividing that amount by twelve (12). This lump sum payment shall be made by the Company or its Successor at the time of the Executive's termination of employment, and shall be subject to withholding of all taxes and other amounts required by law to be withheld or paid to others.

         (e) In the event it shall be determined that any payment or distribution by the Company or other amount with respect to the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, (a "Payment"), is (or will be) subject to the excise tax imposed by Section 280G of the Internal Revenue Code or any interest or penalties are (or will be) incurred by the Executive with respect to the excise tax imposed by Section 280G of the Internal Revenue Code with respect to the Company (the excise tax, together with any interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Executive shall be entitled to receive an additional cash payment (a "Gross-Up Payment") from the Company in an amount equal to the sum of the Excise Tax and an amount sufficient to pay the cumulative Excise Tax and all cumulative income taxes (including any interest and penalties imposed with respect to such taxes) relating to the Gross-Up Payment so that the net amount retained by the Executive is equal to all payments received pursuant to the terms of this Agreement or otherwise (prior to income taxes with respect to such payments).

         (f) All determinations required to be made to determine whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at the determination shall be made by a nationally recognized certified public accounting firm designated by the Executive (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 30 days after the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that at any time relevant to this Agreement the Accounting Firm is serving as accountant or auditor for the individual, entity or group or Person effecting the Change in Control, the executive shall appoint another nationally recognized certified public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the "Accounting Firm" hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined in accordance with this Section, shall be paid by the Company to the Executive within five days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the

              Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive.

         (g) CONTINUED INSURANCE COVERAGE. The Executive shall be entitled to continuation of his or her Company-provided insurance coverage (health, life, dental, accidental death and dismemberment, and any other applicable health and welfare benefit programs excluding short and long-term disability) for two years after the Executive's employment termination, at the same levels and coverages and on the same terms and conditions as if the Executive were still an active employee of the Company or its Successor throughout such period, including the right (if provided to active employees) to elect spousal or family coverage. In the event that the participation of the Executive in any such insurance plan or program is barred, the Company or its Successor, at its sole cost and expense, shall arrange to provide the Executive with benefits substantially similar to those which the Executive would otherwise be entitled to receive under such plans and programs. Notwithstanding the foregoing, however, the Company or its Successor shall not be required to provide any continuation coverage under this subparagraph 4(b) to the extent that such coverage is duplicative of any coverage the Executive is receiving under any other policy provided at the expense of the Company or another employer.

6. BENEFITS OFFSET BY OTHER SEVERANCE PAYMENTS. The lump sum payment provided in subparagraph 4(a) shall be in addition to any salary or other remuneration otherwise payable to the Executive on account of the Executive's employment by the Company or its Successor. This payment shall be in lieu of any severance payments under any other agreement resulting from his or her termination of employment with the Company or its Successor, and any payments the Executive receives pursuant to any individual income continuation agreements between the Company or its Successor and the Executive.

7. NO DUTY TO MITIGATE. The Executive shall not be required to mitigate the amount of any payment or other benefit provided for in Paragraph 4 by seeking other employment or otherwise, nor (except as specifically provided in subparagraph 4(d) and paragraphs 5 above) shall the amount of any payment or other benefit provided for in Paragraph 4 be reduced by any compensation earned by the Executive as the result of employment by another employer after the Executive's employment termination.

8.   DEFINITION OF CERTAIN TERMS.

         (b) SUCCESSOR. "Successor" means any Person that succeeds to the business of the Company through merger, consolidation, or acquisition, including any Person acquiring all or substantially all of the assets or stock of the Company.

         (c) PERSON. "Person" means an individual, partnership, corporation, estate, trust, or other entity.

9.   SUCCESSORS AND ASSIGNS.

         (b) This Agreement shall be binding upon and inure to the benefit of the legal representatives, successors, and assigns of the parties hereto; provided, however, that the Executive shall not have any right to assign, pledge, or otherwise dispose of or transfer any interest in this Agreement or any payments hereunder, whether directly or indirectly or in whole or in part, without the written consent of the Company or its Successor.

         (c) The Company will require any Successor, by agreement in form and substance satisfactory to the Executive, to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

10. ATTORNEYS' FEES, COSTS AND INTEREST. If the Executive (or the Executive's legal representative) successfully challenges, in whole or in part, the refusal of the Company or its Successor to provide Benefits under this Agreement or to abide by any other provision of this Agreement, then the Company or its Successor shall pay to the Executive (or the Executive's legal representative):

         (b) All legal fees, costs, disbursements, and expenses incurred as a result of the refusal to provide Benefits or to abide by the other provisions of the Agreement; and

         (c) Interest on any funds (or on the fair market value of any benefits) that were wrongfully withheld by the Company or its Successor, calculated by reference to the prime rate as in effect during the applicable period.

11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Minnesota, without giving effect to principles of conflicts of laws.

12. NOTICES. All notices, requests, and demands given to or made pursuant hereto shall be in writing and be either hand-delivered or mailed to any such party at its address which:

         (b)  In the case of the Company shall be:
                  Hickory Tech Corporation
                  221 East Hickory Street
                  P.O. Box 3248
                  Mankato, MN  56002-3248

         (c)  In the case of the Executive shall be:
                  Jon L. Anderson
                  20760 Quincy Street
                  Elk River, MN  55330

         Either party may, by notice hereunder, designate a changed address. Any notice, if properly addressed and sent prepaid by registered or certified mail, shall be deemed dispatched on the registered date or that stamped on the certified mail receipt, and shall be deemed received within the second business day thereafter or when it is actually received, whichever is sooner. Any notice sent regular mail or hand-delivered shall be deemed received when it is actually received by the other party.

13. SEVERABILITY. In the event that any portion of this Agreement may be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the other portions of this Agreement, and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable, and enforceable.

15. INCENTIVE COMPENSATION PLAN AND STOCK OPTIONS. In the case of a payment being due as described in Paragraph 1, the Executive's benefits under the HTC Executive Incentive Plan, and any outstanding stock options or awards issued to the Executive (including restricted stock and performance shares), shall immediately become fully vested.

16.  AMENDMENT OR TERMINATION OF THIS AGREEMENT.

         (b) PRIOR TO THE OCCURRENCE OF AN EVENT. Prior to the occurrence of an Event, the Company, by resolution of the Compensation Committee of the Board of Directors, has the unilateral power to amend or terminate this Agreement at any time and for any reason, and may do so without the Executive's consent. Notwithstanding the foregoing, however:

                   (2) No such amendment or termination of this Agreement shall be effective with respect to the Executive until two weeks following the date that Executive is provided with written notice of the change.

                   (3) No such amendment or termination of this Agreement shall be effective with respect to the Executive, unless otherwise agreed by the Executive, if an Event occurs during the one-year period following the date of adoption of the resolution amending or terminating this Agreement.

         (c) AFTER THE OCCURRENCE OF AN EVENT. After the occurrence of an Event, the Company, by resolution of the Compensation Committee of the Board of Directors, can amend or terminate this Agreement, but no such amendment or termination of this Agreement shall be effective unless the Executive consents thereto in writing.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set out above.



EXECUTIVE                              HICKORY TECH CORPORATION


                                       By:
-----------------------------             ---------------------------
Name                                      Its:
                                              -----------------------